SANDS ANDERSON
                                 MARKS & MILLER
                           A PROFESSIONAL CORPORATION

Main: (804) 648-1636                                        801 East Main Street
Fax:  (804) 783-7291                                        Post Office Box 1998
                                                  Richmond, Virginia  23218-1998



                                February 7, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

         RE:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Gentlemen:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,

                                         SANDS, ANDERSON, MARKS & MILLER
                                         a Professional Corporation


                                         By:  /s/ Daniel M. Siegel
                                              ----------------------------------